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                        CAP(G) ACCOUNTS ASSIGNMENT




                                  between


                CENTRAL ASIAN PETROLEUM (GUERNSEY) LIMITED
                              as the Company


                                    and


                THE LAW DEBENTURE TRUST CORPORATION P.L.C.
                            as Security Trustee




                              7 February 2000



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                               WHITE & CASE

                               7-11 Moorgate
                              London EC2R 6HH




THIS ACCOUNTS ASSIGNMENT dated 7 February 2000 is made as a deed (this "Deed") between:

(1) CENTRAL ASIAN PETROLEUM (GUERNSEY) LIMITED, a company organised and existing under the laws of the state of Guernsey (the "COMPANY"); and

(2) THE LAW DEBENTURE TRUST CORPORATION P.L.C., a company organised and existing under the laws of England, acting as security trustee for the Finance Parties (as defined in the Loan Agreement) (the "SECURITY TRUSTEE").

W H E R E A S:

A. Pursuant to a loan agreement dated 1 November, 1999 (the "LOAN AGREEMENT") between the Borrower, the Co-Obligors, Shell Capital Services Limited, Shell Capital Limited and the Lenders (as such terms are defined in the Loan Agreement), the Lenders have agreed, subject to the terms and conditions of the Loan Agreement, to make available to the Borrower a secured loan in an aggregate amount not exceeding US$ 24,000,000 (the "LOAN").

B. At the request of the Facility Agent, the Security Trustee has agreed to act as trustee under the Security Trust Deed and to hold the benefit of the security constituted by or pursuant to the Security Documents and the covenants and obligations of the Obligors under the Security Documents on trust for the Finance Parties.

C. It is a condition precedent to the Lenders making the Loan available to the Company that the Company shall have executed and delivered this Deed to the Security Trustee.

NOW IT IS AGREED:

1.   INTERPRETATION

     1.1    DEFINITIONS

     Unless the context requires otherwise or a word or phrase is differently defined in this Deed, words and phrases used in the Loan Agreement shall have, when used in this Deed, the same meanings herein as therein and, in addition, in this Deed the following terms have the meaning given to them in this Clause 1.1:

     "ACT" means the Law of Property Act 1925.

     "ADMINISTRATION" means administration under Part II of the Insolvency Act 1986;

     "ASSIGNED ACCOUNTS" means the CAP(G) Disbursement Account and the CAP(G) Receipts Account;

     "ASSIGNED ASSETS" means the Assigned Accounts and the Assigned Moneys;

     "ASSIGNED MONEYS" means the aggregate of all sums from time to time standing to the credit of any of the Assigned Accounts and all investments (including Authorised Investments) interest, income, investment proceeds and other Rights from time to time accruing to or arising in connection with such sums;

     "ASSIGNMENT" means all or any of the security created, or which may at any time be created, by or pursuant to this Deed;

     "ATTORNEY" means any person appointed as such by the Company pursuant to Clause 17.1 (Appointment);

     "AUTHORISED INVESTMENTS" means (i) cash deposits at a bank in London having at the time of the deposit capital and surplus of at least $1,000,000,000 (or the equivalent in any other currency) and having a long-term debt rating of A or better by Standard & Poor's Rating Group or A2 or better by Moody's Investors Service Limited, or A by Duff & Phelps Credit Rating Co., provided that such deposit is in Dollars and is callable on not more than one months' notice without penalty or otherwise matures on the last Business Day of the succeeding calendar month and (ii) shares or units in a money market investment fund company approved by the Facility Agent with total assets under management of at least $500,000,000 (or the equivalent in any other currency) and having a money market fund rating of AAAm by Standard & Poor's Ratings Services or Aaa/MR1+ by Moody's Investor Services Inc., provided that such shares are held in the Dollar fund of the investment company and are redeemable within one Business Day;

     "DISSOLUTION" means any of the bankruptcy, insolvency, liquidation, amalgamation, reconstruction, reorganisation, Administration, administrative or other receivership, or dissolution of a person, any equivalent or analogous proceeding by whatever name known and in whatever jurisdiction or the presentation of a petition for the making of an administration order (or any equivalent or analogous order) or the passing of a resolution for or with a view to any of the foregoing;

     "INSOLVENCY ACT" means the Insolvency Act 1986;

     "RECEIVER" means a receiver and manager or other receiver appointed in respect of the Assigned Assets under this Deed or the Act;

     "RELEVANT TRANSACTION" has the meaning given to it in Clause 16.2 (Retention of Deed);

     "RIGHTS" means rights, benefits, powers, privileges, authorities, discretions, remedies, easements, quasi-easements and appurtenances (in each case, of any nature whatsoever);

     "SECURED LIABILITIES" means all moneys and liabilities (whether actual or contingent) which are now or may at any time hereafter be due, owing or payable to any of the Finance Parties from or by the Obligors under or in connection with (i) the Loan Agreement; (ii) this Deed; or (iii) any other Finance Document, together with all legal and other costs, charges and expenses which any of the Finance Parties may incur in enforcing or obtaining, or attempting to enforce or obtain, payment of any such moneys and liabilities; and

     "TAX" includes any present or future tax (including value added tax), levy, impost, duty, charge, fee, deduction or withholding of any nature, and any interest or penalty in respect thereof.

     1.2    RULES OF INTERPRETATION

     In this Deed, unless the context requires otherwise:

     (a) headings are for convenience only and do not affect the interpretation of this Deed;

     (b)  words importing the singular include the plural and vice versa;

     (c) a reference to a Clause, Sub-Clause, party or Schedule is a reference to that Clause, Sub-Clause, or that party or Schedule to, this Deed;

     (d) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Deed; and

     (e) a reference to a party to any document includes that party's successors and permitted assigns.

2.   COVENANT TO DISCHARGE OBLIGATIONS

     2.1    COVENANT TO PAY

     The Company covenants with the Security Trustee that it will on demand pay and discharge all the Secured Liabilities at the time or times when due, provided that the recourse of the Security Trustee to the Company under this Deed shall be limited to the extent of the Assigned Assets.

     2.2    VALIDITY OF DEMANDS

     Any person dealing with the Security Trustee or any Receiver shall not be concerned to see or enquire as to the validity of any demand made by the Security Trustee or any Receiver under this Deed.

3.   SECURITY

     3.1    ASSIGNMENT

     The Company, with full title guarantee and as continuing security for the payment and discharge of the Secured Liabilities, assigns absolutely to the Security Trustee for the benefit of the Finance Parties the Assigned Accounts and the Assigned Moneys.

     3.2    NO OBLIGATIONS

     Notwithstanding this Deed or any contrary or inconsistent provision of any Finance Document:

     (a) the Company shall remain liable to perform all of its obligations under or in respect of the Assigned Assets and the Security Trustee shall be under no obligation of any kind whatsoever if the Company fails to perform any of those obligations;

     (b) the exercise by the Security Trustee of any of the rights, benefits, interests or claims assigned by this Deed shall not release the Company from any of its obligation towards the Security Trustee (except for the application of funds in the discharge of any of the Secured Liabilities and then only to the extent of such application); and

     (c) except to the extent expressly provided in this Deed the Security Trustee shall not, by reason of or arising out of this Deed or anything done under or in connection with it, have any obligation or liability whatsoever to any person (including the Company) to:

          (i) perform (whether as a result of the non-performance, or mis-performance, of the Company or otherwise) any of the obligations of the Company under or in respect of any of the Assigned Assets; or

          (ii) enforce payment or performance of any obligations of any person party to any agreement forming part of the Assigned Assets; or

          (iii) make any enquiry as to the nature or sufficiency of any payment received by it under or in respect of this Deed or any of the Assigned Assets, or to make any claim or take any other action to collect any moneys or to enforce any rights and benefits assigned to the Security Trustee or to which the Security Trustee may at any time be entitled under this Deed.

4.   RESTRICTIONS ON DEALING WITH ASSIGNED ASSETS

     4.1    NO DEALING

     The Company shall not deal with the Assigned Moneys or operate the Assigned Accounts except with the prior written consent of the Security Trustee or otherwise than is permitted by the Accounts Agreement.

     4.2    NEGATIVE PLEDGE

     The Company shall not, without the prior written consent of the Security Trustee, create or permit to subsist any Security Interest on, over, or with respect to, the Assigned Assets except for the Permitted Security Interests.

     4.3    ACKNOWLEDGEMENT

     Without prejudice to Clause 4.1 (No Dealing), if the withdrawal of any amount from an Assigned Account is permitted pursuant to the Accounts Agreement then (other than in respect of transfers between accounts) on the payment of the relevant amount to the permitted recipient, the relevant amount shall be automatically released from the Assignment. When an amount is transferred from one Assigned Account to another Assigned Account pursuant to the Loan Agreement or the Accounts Agreement, the amount transferred shall, upon deposit in the other Assigned Account, become automatically subject to the Assignment over that other Assigned Account.

5.   INSTRUCTIONS TO ACCOUNTS BANK

     The Company irrevocably authorises the Security Trustee to give the Accounts Banks all instructions and notices which the Security Trustee may from time to time and in the Security Trustee's absolute discretion consider necessary or appropriate in relation to any of the matters contemplated by this Deed including, but without limitation, the enforcement of the Assignment.

6.   GENERAL COVENANTS

     The Company undertakes:

     (a) to take whatever actions the Security Trustee may require at the Company's expense, for establishing or maintaining the Assignment and facilitating the exercise of any right, power or discretion exercisable by the Security Trustee in respect of this Deed including, without limitation, to execute and deliver any and all such further instruments and documents as the Security Trustee may deem desirable to obtain the full benefit of this Deed and of the rights and powers granted under it;

     (b) to provide the Security Trustee with such information as the Security Trustee may from time to time reasonably request with respect to any of the Assigned Assets;

     (c) to permit the Security Trustee, or its officers and agents, to have access to and examine at all reasonable times minute books and other corporate records, and books of account and financial records of the Company in relation to the Assigned Assets;

     (d) to defend the Assigned Assets against all claims and demands of all persons at any time claiming the same or interest in them;

     (e) except for the Assignment, not to grant directly or indirectly, any other Security Interest in respect of, or otherwise dispose of, all or any part of the Assigned Assets for as long as any of the Secured Liabilities remains outstanding;

     (f) to at all times maintain the balance of the Assigned Accounts in accordance with the Accounts Agreement;

     (g) to neither release, grant time or indulgence or compound with any third party or suffer to arise any set-off or other adverse rights against the Assigned Assets nor do or omit to do anything which may delay or prejudice the right of the Security Trustee to receive payment from the Assigned Accounts once it is entitled to such payment under the terms of this Agreement;

     (h) to deposit with the Security Trustee, or otherwise as the Security Trustee may direct, all certificates of deposit, deposit receipts, or other instruments or securities relating to the Assigned Assets together, where appropriate, with such forms of transfer or other instructions duly executed as the Security Trustee may from time to time reasonably require;

     (i) to forthwith inform the Security Trustee of any claim or notice relating to the Assigned Assets received from any other party and of all other matters relevant to that claim;

     (j) to immediately, following execution of this Deed, give to the Accounts Bank a notice in the form of Schedule 1 and procure that the Accounts Bank promptly (and in any event within 7 days of receipt of the notice) execute and deliver to the Security Trustee (with a copy thereof to the Company) an acknowledgement substantially in the form of Schedule 2;

     (k) on the date an Authorised Investment is made, give a notice substantially in the form of Schedule 3 to the person with whom the Authorised Investment is made and procure that such person executes and delivers to the Security Trustee an acknowledgement of that notice as soon as possible (and in any event within 3 days of receipt of the notice) substantially in the form of Schedule 4; and

     (l) at the request of the Security Trustee and at the Company's cost and expense, to execute in favour of the Security Trustee, or as it may reasonably direct, such further or other legal assignments, transfers, mortgages, charges, applications, notices or other documents as in any such case the Security Trustee shall reasonably stipulate over the Company's estate or interest in any of the Assigned
     Assets:

          (i) for perfecting, preserving, maintaining, establishing or protecting any security intended to be created by or pursuant to this Deed over the Assigned Assets; or

          (ii) upon the occurrence and during the continuance of an Event of Default when the Security Trustee has taken any step to enforce the security created by this Deed, for facilitating the realisation of any Assigned Asset or the exercise by the Security Trustee or any of its delegates of any right, power or discretion granted by this Deed or by law.

     Without prejudice to the generality of this Sub-Clause (l), such assignments, transfers, mortgages, charges, applications, notices or other documents shall be in such form as shall be prepared on behalf of the Security Trustee and may contain provisions such as are contained in this Deed or provisions to the like effect and such other provisions of whatsoever kind as the Security Trustee shall reasonably require for the perfection of the security constituted by or pursuant to this Deed. The obligations of the Company under this Sub-Clause (l) shall be in addition to and not in substitution of the covenants or further assurances deemed to be included in this Deed by applicable law.

7.   REPRESENTATIONS AND WARRANTIES

     7.1 The Company represents and warrants to the Security Trustee, as at the date of this Deed, that:

     (a) it is and will be the sole legal and beneficial owner and holder of the Assigned Accounts and Assigned Moneys;

     (b) it has the corporate power to enter into, execute and deliver this Deed and to perform its obligations under this Deed;

     (c) all actions, conditions and things required to be taken, fulfilled and done (including, without limitation, the obtaining of necessary Consents) in order to (i) enable the Company lawfully to enter into, perform and comply with its obligations under this Deed,
     (ii) ensure that those obligations are valid and legally binding,
     (iii) permit the creation of the Assignment and ensure that (subject to all necessary registrations thereof being made) the Assignment is valid, legally binding and enforceable and has and will have the priority and ranking it is expressed to have and (iv) make this Deed admissible in evidence in the courts of England, have been taken, fulfilled and done;

     (d) the Assigned Accounts are not the subject of a pledge or any Security Interest to the benefit of persons other than the Finance Parties and no demands or claims or any other encumbrances whatsoever have been made by anyone with respect to all or any part of the Assigned Accounts;

     (e) the obligations of the Company under this Deed and the Assignment are, and will be, until fully discharged, valid, legally binding and enforceable and, in the case of the Assignment, has the ranking and priority it is expressed to have;

     (f) the execution and delivery and the performance of this Deed will not violate any law or regulation, or any order or decree of any court, or any provision of the charter of the Company, constitute a default under any agreement or other instrument to which the Company is a party or by which it is bound and will not result in the creation or imposition of any Security Interest, upon any property of the Company;

     (g) it has not performed any acts which might prevent the Security Trustee from enforcing any of the terms of this Deed or which would limit the Security Trustee in any such enforcement; and

     (h) upon the signing of this Deed by all the parties, and delivery of the notice in the form of Schedule 1 to the Accounts Bank, and receipt of the acknowledgement in the form of Schedule 2, this Deed shall constitute valid and perfected Security Interests in the Assigned Assets, enforceable against third parties, and the rights of the Security Trustee in such Assigned Assets will be prior to all other Security Interests and rights of others in such Assigned Assets.

     7.2    REPETITION

     The representations and warranties contained in Clause 7.1 shall be made on the date of this Deed and shall be repeated thereafter on each other day on which the representations and warranties set out in the Loan Agreement are to be repeated and on each day on which an Advance is made by reference to the facts and circumstances then existing.

     7.3    SECURITY TRUSTEE'S RELIANCE

     (a) The Company acknowledges that it makes the representations in Clause 7.1 with the intention of inducing the Security Trustee to enter into this Deed and the other Finance Documents and that the Security Trustee enters into this Deed and the other Finance Documents on the basis of, and in full reliance on, each of such representations.

     (b) The Company warrants to the Security Trustee that each of such representations is true and correct in all material respects as of the date of this Deed and that none of the omits any matter the omission of which makes any of such representations misleading.

     7.4    Notwithstanding anything contained herein:

     (a) the Security Trustee shall be under no obligation or liability under or in respect of any of the Assigned Assets or liable to make any payment under or in respect of them;

     (b) the Security Trustee shall not be obliged to take any steps necessary to preserve the Assigned Assets, or to make any enquiries as to the nature or sufficiency of any payment received by it; and

     (c) the Company shall remain solely and fully liable under or in respect of each Assigned Account to pay all losses, costs, expenses, taxes and damages to or in connection with any of the Assigned Accounts.

8.   FURTHER ASSURANCES

     8.1    GENERAL

     The Company shall, at its own cost, promptly execute and do all such assurances, acts and things in such form as the Security Trustee may from time to time require:

     (a) to ensure that the Assignment will be a legally valid and binding assignment of the Assigned Assets;

     (b) for perfecting, preserving or protecting the Assignment or the priority of the Assignment; and

     (c) for facilitating the appropriation of the Assigned Moneys in accordance with Clause 9.2 (Appropriation of Assigned Moneys) or the exercise of any Rights vested in the Security Trustee.

9.   ENFORCEMENT

     9.1    SECURITY TO BECOME ENFORCEABLE

     The Security Interests constituted by this Deed shall become enforceable at any time after the occurrence and during the continuance of an Event of Default or if the Company shall fail to comply with any of the obligations assumed by it in this Deed, and immediately thereafter the powers conferred upon the Security Trustee by section 101 of the Act as varied and extended by this Deed shall be exercisable without the restrictions imposed by section 103 of the Act as to the giving of notice or otherwise.

     9.2    APPROPRIATION OF ASSIGNED MONEYS

     Upon the occurrence of an Event of Default, the Security Trustee shall be entitled, on the instructions of the Facility Agent, and is hereby irrevocably and unconditionally authorised, without giving any other prior notice to the Company or obtaining the consent of the Company but at the cost of the Company, to require payment by the Accounts Bank to the Security Trustee or as it may direct of the whole or any part of the Assigned Moneys for application in the following order of priority (but without prejudice to the right of the Security Trustee to recover any shortfall from the Company):

     (a) FIRSTLY, in or towards payment of all costs, charges, losses, liabilities and expenses of, and incidental to, the appointment of any Receiver and the exercise of its Rights including its remuneration and all outgoings paid by it;

     (b) SECONDLY, in or towards the payment and discharge of such of the Secured Liabilities in such order as the Security Trustee in its absolute discretion may from time to time determine; and

     (c) THIRDLY, after all the Secured Liabilities have been paid or discharged in full, in payment of any surplus to the Company.

     9.3    FIXED PERIOD

     Clause 9.2 (Appropriation of Assigned Moneys) shall apply notwithstanding that the Assigned Money or any part of it may have been made or deposited for a fixed period and that such period may not have expired.

     9.4    SECTION 101 OF THE ACT

     The powers conferred by section 101 of the Act, as varied and extended by this Deed, shall be deemed to have arisen immediately on the execution of this Deed.

     9.5    SECTIONS 93 AND 103 OF THE ACT

     Sections 93 and 103 of the Act shall not apply to this Deed.

10.  APPOINTMENT OF RECEIVERS

     10.1   APPOINTMENT

     At any time after the security constituted by this Deed has become enforceable (whether or not the Security Trustee shall have taken possession of the Assigned Assets), at the request of the Company, or following the Dissolution of the Company, without any or further notice, the Security Trustee may, by deed or writing signed by any officer or manager of the Security Trustee or any person authorised for this purpose by the Security Trustee, appoint any person to be Receiver, and may similarly remove any Receiver whether or not it appoints any person in its place. If the Security Trustee appoints more than one person as Receiver, the Security Trustee may give the relevant persons power to act either jointly or severally.

     10.2   SCOPE OF APPOINTMENT

     Any Receiver may be appointed either Receiver of all the Assigned Assets or Receiver of such part of the Assigned Assets as may be specified in the appointment. In the latter case, the Rights conferred on a Receiver by Clause 11 (Receivers) shall have effect as though every reference in that Clause to the "Assigned Assets" were a reference to the part of the Assigned Assets so specified or any part thereof.

11.  RECEIVERS

     11.1   POWERS

     Any Receiver appointed under this Deed shall (subject to any contrary provision specified in his appointment) have the powers granted to a receiver under section 109 of the Act (as in force at the date of this Deed) and the powers which are granted to an administrative receiver as listed in Schedule 1 to the Insolvency Act (as in force at the date of this Deed) and, in addition shall have the right, either in its own name or in the name of the Company or otherwise and in such manner and upon such terms and conditions as the Receiver thinks fit:

     (a) in connection with any sale or disposition of the Assigned Assets, to receive the consideration therefor in a lump sum or in instalments and to receive shares by way of consideration;

     (b) to grant options, licences or any other interest whatsoever in relation to the Assigned Assets;

     (c) to do all other acts and things which the Receiver may consider desirable or necessary for realising the Assigned Assets or incidental or conducive to any of the rights, powers or discretions conferred on a Receiver under, or by virtue of, this Deed; and

     (d) to exercise in relation to the Assigned Assets all the powers, authorities and things which the Receiver would be capable of exercising if the Receiver were the absolute beneficial owner of the same.

     11.2   CONFLICT

     If there is any ambiguity or conflict between the powers conferred on the Receiver by the Act or by Schedule 1 of the Insolvency Act and the powers conferred by Clause 11.1 (Powers), the powers conferred by Clause
11.1 (Powers) shall prevail.

     11.3   AGENT OF COMPANY

     Any Receiver shall be the agent of the Company for all purposes and the Company shall be solely responsible for such Receiver's contracts, engagements, acts, omissions, defaults and losses and for all liabilities incurred by him.

     11.4   REMUNERATION

     Subject to section 36 of the Insolvency Act, the Security Trustee may, from time to time, determine the remuneration of any Receiver (without being limited to the maximum rate specified in section 109(6) of the Act) and may direct payment of such remuneration out of moneys accruing to him as Receiver but the Company alone shall be liable for the payment of such remuneration and for all other costs, charges and expenses of the Receiver.

12.  RIGHTS OF THE SECURITY TRUSTEE, RECEIVER AND DELEGATES

     12.1   RIGHTS OF RECEIVER

     Any Rights conferred by this Deed upon a Receiver may be exercised by the Security Trustee after the security constituted by this Deed has become enforceable, irrespective of whether the Security Trustee shall have taken possession of the Assigned Assets or appointed a Receiver.

     12.2   SUSPENSE ACCOUNT

     For as long as any of the Secured Liabilities have not been paid or discharged in full, the Security Trustee, acting upon the instructions of the Facility Agent, may place and retain on an interest bearing suspense account on deposit, for as long as it considers fit, any moneys received, recovered or realised under or in connection with this Deed to the extent of such Secured Liabilities without any obligation to apply the same in or towards the discharge of such Secured Liabilities.

     12.3   REDEMPTION OF PRIOR SECURITY

     The Security Trustee may, at any time, redeem any Security Interest over the Assigned Assets having priority to the Assignment or procure the transfer thereof to the Security Trustee and may settle the accounts of encumbrancers. Any accounts so settled shall, in the absence of manifest error, be conclusive and binding on the Company. The Company shall, on demand, pay to the Security Trustee all principal moneys, interest, costs, charges, losses, liabilities and expenses of, and incidental to, any such redemption or transfer.

     12.4   NEW ASSIGNED ACCOUNT

     At any time following (i) the Security Trustee's having received notice (either actual or constructive) of any subsequent security affecting the Assigned Assets (other than a Permitted Security Interest) or (ii) the Dissolution of the Company, the Security Trustee may open a new account in the name of the Company (whether or not it permits any existing account to continue). If the Security Trustee does not open such a new account, it shall nevertheless be treated as if it had done so at the time when the notice was received or was deemed to have been received or, as the case may be, the Dissolution commenced. Thereafter, all payments made by the Company to the Security Trustee or received by the Security Trustee for the account of the Company shall be credited or treated as having been credited to the new account and shall not operate to reduce the amount secured by this Deed at the time when the Security Trustee received or was deemed to have received such notice or, as the case may be, the Dissolution commenced.

     12.5   DELEGATION

     The Security Trustee may delegate in any manner to any person any of the Rights which is for the time being exercisable by the Security Trustee under this Deed. Any such delegation may be made upon such terms and conditions (including power to sub-delegate) as the Security Trustee may think fit.

     12.6   RIGHT OF SET-OFF

     The Security Trustee may, without notice to the Company and without prejudice to any of the Security Trustee's other Rights, set off any Secured Liabilities which are due and unpaid against any obligation (whether or not matured) owed by the Security Trustee to the Company, regardless of the place of payment or booking branch, and for that purpose the Security Trustee may convert one currency into another at the market rate of exchange which may be obtained by the Security Trustee at the date of set-off.

     12.7   SECURITY TRUSTEE'S LIABILITY

     The Security Trustee shall not, in any circumstances (whether by reason of taking possession of the Assigned Assets or for any other reason whatsoever and whether as mortgagee in possession or on any other basis whatsoever), be liable:

     (a) to account to the Company or any other person for anything except the Security Trustee's own actual receipts; or

     (b) to the Company or any other person for any costs, charges, losses, damages, liabilities or expenses arising from, or connected with, any realisation of the Assigned Assets or from any act, default, omission or misconduct of the Security Trustee, its officers, employees or agents in relation to the Assigned Assets.

     12.8   RECEIVER'S LIABILITY

     All the provisions of Clause 12.7 (Security Trustee's Liability) shall apply, MUTATIS MUTANDIS, in respect of the liability of any Receiver or Delegate or any officer, employee or agent of the Security Trustee, any Receiver or any Delegate.

     12.9   INDEMNITY

     The Security Trustee and every delegate, Receiver, attorney, manager, agent or other person appointed by the Security Trustee hereunder shall be entitled to be indemnified out of the Assigned Assets in respect of all liabilities and expenses incurred by any of them in the execution or purported execution of any of their respective Rights and against all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted in any way relating to the Assigned Assets, and the Security Trustee and any such delegate, attorney, manager, agent or other person appointed by the Security Trustee hereunder may retain and pay all sums in respect of the same out of any moneys received.

13.  CONTINUING SECURITY AND OTHER MATTERS

     13.1   CONTINUING AND INDEPENDENT SECURITY

     The Assignment shall be continuing and independent security for the Secured Liabilities and shall not be satisfied, discharged or affected by any intermediate payment or settlement of account (whether or not any Secured Liabilities remain outstanding thereafter) or any other matter or thing whatsoever.

     13.2   PRIMARY OBLIGATIONS

     This Deed and the Assignment constitute original, independent and absolute securities (and not secondary or collateral securities) for the Secured Liabilities.

14.  OTHER SECURITY

     The Assignment shall be in addition to, and shall not be prejudiced by, any other security or any guarantee or indemnity or other document which the Security Trustee or any of the other Finance Parties may at any time hold for the payment of the Secured Liabilities.

15.  ASSIGNMENT NOT TO BE AFFECTED

     Without prejudice to Clauses 13 (Continuing Security and Other Matters) and 14 (Other Security), neither the Assignment nor the liability of the Company for the Secured Liabilities shall be prejudiced or affected by:

     (a) any variation or amendment of, or waiver or release granted under or in connection with, any other security or any guarantee or indemnity or other document;

     (b) time being given, or any other indulgence or concession being granted, by the Security Trustee or any other Finance Party to the Company or any other person;

     (c) the taking, holding, failure to take or hold, varying, realisation, non-enforcement, non-perfection or release by the Security Trustee or any other Finance Party or any other person of any other security, or any guarantee or indemnity or document;

     (d)  the Dissolution of any Obligor or any other person;

     (e) any arrangement or compromise entered into by the Security Trustee or any other Finance Party with any Obligor or any other person;

     (f)  any change in the constitution of any Obligor;

     (g) any amalgamation, merger or reconstruction that may be effected by any Obligor with any other person or any sale or transfer of the whole or any part of the assets of any Obligor to any other person;

     (h) the existence of any claim, set-off or other right which any Obligor may have at any time against the Finance Parties or any other person;

     (i) the making or absence of any demand for payment of any Secured Liabilities on any Obligor or any other person, whether by the Security Trustee or any other Finance Party or any other person; or

     (j) any other thing done or omitted or neglected to be done by the Security Trustee or any other Finance Party or any other person or any other dealing, fact, matter or thing which, but for this provision, might operate to prejudice or affect the liability of the any Obligor for the Secured Liabilities.

16.  RELEASE OF ASSIGNED ASSETS

     16.1   RELEASE OF ASSIGNED ASSETS

     If the Security Trustee, acting upon the instructions of the Facility Agent, is satisfied that all the Secured Liabilities have been irrevocably paid or discharged in full and the Security Trustee is satisfied that the time period within which the payment or discharge of such Secured Liabilities or such substitute security can be avoided, reduced or invalidated by virtue of applicable law or for any other reason whatsoever has expired, or that the payment, discharge or substitute security will not be avoided, reduced or invalidated then, subject to Clause 16.2 (Retention of Deed), the Security Trustee shall at the request and cost of the Company execute such deeds and do all such acts and things as may be necessary to release the Assigned Assets from the Assignment.

     16.2   RETENTION OF DEED

     If the Company requests the Security Trustee to release the Assigned Assets from the Assignment following any payment or discharge of the Secured Liabilities by a person other than the Company (a "RELEVANT TRANSACTION"), the Security Trustee shall at the cost of the Company execute such documents and deeds and do all such acts and things as may be necessary to release the Assigned Assets from the Assignment provided the Security Trustee is satisfied that the payment or discharge will not be avoided, reduced or invalidated. If the Security Trustee is not so satisfied, the Security Trustee shall be entitled to retain this Deed and shall not be obliged to release the Assigned Assets from the Assignment until the expiry of the Retention Period (being the period which commences on the date when that Relevant Transaction was made or given, and ends on the date falling one month after the expiration of the maximum period within which that Relevant Transaction can be avoided, reduced or invalidated by virtue of any applicable law or for any other reason whatsoever in relation to that Relevant Transaction). If at any time before the expiry of that Retention Period the Dissolution of such other person has commenced, the Security Trustee may continue to retain this Deed and shall not be obliged to release the Assigned Assets from the Assignment for such further period as the Security Trustee may determine.

17.  POWER OF ATTORNEY

     17.1   APPOINTMENT

     The Company appoints, irrevocably and by way of security, the Security Trustee, every Receiver and every delegate severally to be the Attorney of the Company (with full powers of substitution and delegation), on its behalf and in its name or otherwise, at such time and in such manner as the Attorney may think fit:

     (a) to do anything which the Company is obliged to do (but has not done) under this Deed including, but without limitation, to complete and execute any transfer of, or security over, the Assigned Assets;

     (b) generally to exercise all or any of the Rights conferred on the Security Trustee, every Receiver or every delegate in relation to the Assigned Assets or under, or in connection with, this Deed, the Act or the Insolvency Act.

     17.2   RATIFICATION

     The Company covenants to ratify and confirm whatever any Attorney shall do or purport to do in the exercise or purported exercise of the Power of Attorney in Clause 17.1 (Appointment).

18.  DEFAULT INTEREST

     If the Company fails to pay any Secured Liabilities on the due date for payment, the Company shall pay to the Security Trustee on demand interest at the "default rate" (as such term is defined in the Clause 19.2 (Default Interest) of the Loan Agreement) from:

     (a) in the case of costs, charges, losses, liabilities, expenses and other sums referred to in Clause 21 (Costs and Expenses), the date on which the relevant cost, charge, loss, liability, expense or sum was expended, paid or debited on account by the Security Trustee without the necessity of any demand being made for payment thereof; or

     (b) in any other case, the date on which the relevant Secured Liabilities became due,

until full payment and discharge of the relevant Secured Liabilities (both before and after any judgment).

19.  CURRENCY INDEMNITY

     If the Security Trustee receives an amount in respect of the Company's liability under this Deed or if that liability is converted into a claim, proof, judgment or order in a currency other than Dollars:

     (a) the Company shall indemnify the Security Trustee as an independent obligation against any loss or liability arising out of or as a result of the conversion;

     (b) if the amount received by the Security Trustee, when converted into Dollars at a market rate in the usual course of its business and after expenses and commissions is less than the amount owed in Dollars, the Company shall forthwith on demand pay to the Security Trustee an amount in Dollars equal to the deficit; and

     (c) the Company shall pay to the Security Trustee on demand any exchange costs and taxes payable in connection with any such conversion.

     The Company waives any right it may have in any jurisdiction to pay any amount under this Deed in a currency other than that in which it is expressed to be payable.

20.  CERTIFICATE TO BE CONCLUSIVE EVIDENCE

     For all purposes, including any Proceedings, a copy of a certificate of the Security Trustee as to the amount of any indebtedness comprised in the Secured Liabilities or as to any applicable rate of interest shall, in the absence of manifest error, be conclusive evidence against the Company as to that amount or rate.

21.  COSTS AND EXPENSES

     21.1   TRANSACTION COSTS

     The Company shall, on written demand (accompanied by copies of the invoices therefor), pay to the Security Trustee all legal and other fees on a full indemnity basis (including, without limitation, all printing, translation, communication, advertising, travel and other out-of-pocket expenses) properly incurred by it in connection with the negotiation, preparation and execution of this Deed, the completion of the transactions contemplated in this Deed, any amendment of this Deed and any calculation, approval, consent or waiver to be made or given by the Security Trustee pursuant to, or in respect of any provision of, this Deed.

     21.2   PRESERVATION AND ENFORCEMENT COSTS

     The Company shall, from time to time on demand pay to the Security Trustee all costs and expenses (including, without limitation, legal and other fees on a full indemnity basis and printing, translation, communication, advertisement, travel and all other out-of-pocket expenses) incurred in or in connection with the preservation and/or enforcement (or attempted preservation and/or enforcement) of any right of the Security Trustee under this Deed.

     21.3   STAMP TAXES

     The Company shall pay all stamp, registration and other taxes and duties, and all notarial, registration, recording and other like fees to which this Deed or any judgment given in connection with this Deed is, or at any time may be, subject and shall on demand indemnify the Security Trustee against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax or duty or fees.

     21.4   SECURITY TRUSTEE'S ADDITIONAL COSTS

     The Company shall, from time to time on demand of the Security Trustee (and without prejudice to the provisions of Clause 21.1 (Transaction Costs) and 21.2 (Preservation and Enforcement Costs) compensate the Security Trustee at such daily and/or hourly rates as the Security Trustee shall from time to time determine and on demand indemnify the Security Trustee against all costs and expenses (including without limitation telephone, fax, copying, travel and personnel costs) properly incurred by the Security Trustee in connection with its taking such action as it may deem appropriate or in complying with any instructions from the Security Trustee or the other Finance Parties or any request by the Company in connection with:

     (a) the granting or proposed granting of any waiver or consent requested by the Company under this Deed;

     (b) any actual, potential or suspected breach by the Company of its obligations under this Deed;

     (c) the occurrence of an Event of Default or a Potential Event of Default; or

     (d) any amendment or proposed amendment to this Deed requested by the Company.

     21.5   TAX

     Any fee, cost or expense referred to in this Clause 21 (Costs and Expenses) is exclusive of any Tax chargeable in connection with that cost or expense. The Company shall pay any Tax so chargeable at the same time as it pays the relevant fee, cost or expense.

22.  NOTICES

     22.1   GIVING OF NOTICES

     All notices or other communications shall be in writing addressed to the relevant party. A written notice includes a facsimile transmission. Any such notice shall be deemed to be given as follows:

     (a)  if by personal delivery or letter, when delivered; and

     (b)  if by facsimile, when the answerback is received.

     However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt shall only be deemed to be given on the next working day in that place.

     22.2   ADDRESSES FOR NOTICES

     (a)  The address and facsimile number of the Security Trustee are:

          The Law Debenture Trust Corporation p.l.c.
          Princes House, 95 Gresham Street
          London, EC2V 7LY

          Attention:     The Manager, Trust Management
          Facsimile:     44 (0)20 7696 5261/7606 0643

     or such other as the Security Trustee may notify to the Company by not less than five (5) Business Days' notice.

     (b)  The address and facsimile number of the Company are:

          Central Asian Petroleum (Guernsey) Limited
          c/o Chaparral Resources, Inc.
          16945 Northchase Drive, Suite 1440
          Houston, Texas 77060, USA

          Attention:     President
          Facsimile:     (281) 877 0985

     or such other as the Company may notify to the Security Trustee by not less than five (5) Business Days' notice.

     22.3   ENGLISH LANGUAGE

     Each communication and document made or delivered by one party to another pursuant to this Deed shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.

23.  RIGHTS AND WAIVERS, PARTIAL INVALIDITY

     23.1   REMEDIES AND WAIVERS

     Time is of the essence of the Company's obligations under this Deed but no failure to exercise, nor any delay in exercising, on the part of the Security Trustee, any right or remedy under this Deed shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies contained in this Deed are cumulative and not exclusive of any rights or remedies provided by law.
The Security Trustee may agree to any waiver of any of its rights or remedies under this Deed on such terms as it sees fit.

     23.2   PARTIAL INVALIDITY

     If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Deed under the law of that jurisdiction nor the legality, validity or enforceability of that or any other provision of this Deed under the law of any other jurisdiction shall in any way be affected or impaired thereby unless the effect of the foregoing would be substantially to alter the rights and obligations of the parties originally agreed.

24.  ASSIGNMENT OF RIGHTS

     The Security Trustee may at any time, without the consent of the Company, assign or transfer the whole or, as the case may be, any part of the Security Trustee's Rights under this Deed to any person. The Company may not assign its rights under this Deed.

25.  LAW AND JURISDICTION

     25.1   ENGLISH LAW

     This Deed shall be governed by English law.

     25.2   JURISDICTION

     (a) For the exclusive benefit of the Security Trustee and the Facility Agent, the Company irrevocably agrees that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Deed and that accordingly any suit, action or proceedings (together in this Clause 25 (Law and Jurisdiction) referred to as "proceedings") arising out of or in connection with this Agreement may be brought in such courts, subject to the option referred to in Clause 25.6 (Arbitration).

     (b) The Company irrevocably waives and agrees not to raise any objection which it may have now or hereafter to the laying of the venue of any proceedings in any such court as is referred to in this Clause 25.2 and any claim that any such proceedings have been brought in an inconvenient or inappropriate forum and further irrevocably agrees that a judgment in any proceedings brought in the English courts shall be conclusive and binding upon the Company and may be enforced in the courts of any other jurisdiction.

     (c) Nothing contained in this Clause 25.2 shall limit the right of the Security Trustee to take proceedings against the Company in any other court of competent jurisdiction, nor shall the taking of proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

     25.3   PROCESS AGENT

The Company hereby irrevocably and unconditionally:

     (a) appoints Law Debenture Corporate Services Limited, whose address is at Princes House, 95 Gresham Street, London EC2V 7LY, England as its process agent to receive, for and on its behalf, service of process in England in any proceedings with respect to this Deed;

     (b) agrees that failure by any such process agent to give notice of such process to it shall not impair the validity of such service or of any judgment based thereon; and

      (c) agrees that nothing in this Deed shall affect the right to serve process in any other manner permitted by law.

     25.4   WAIVER OF IMMUNITY

     To the extent that the Company may now or hereafter be entitled, in any jurisdiction in which proceedings may at any time be commenced with respect to this Deed, to claim for itself or any of its undertakings, properties, assets or revenues present or future any immunity (sovereign or otherwise) from suit, jurisdiction of any court, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from set-off, banker's lien, counterclaim or any other legal process or remedy with respect to its obligations under this Deed and/or to the extent that in any such jurisdiction there may be attributed to the Company, any such immunity (whether or not claimed), the Company hereby to the fullest extent permitted by applicable law irrevocably agrees not to claim, and hereby to the fullest extent permitted by applicable law waives, any such immunity.

     25.5   CONSENT TO ENFORCEMENT

     The Company consents generally in respect of any proceedings to the giving of any relief or the issue of any process in connection with such proceedings including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.

     25.6   ARBITRATION

     If any dispute arises in relation to this Deed, including any question as to existence, validity or termination, such dispute shall, at the option only of the Security Trustee, be referred to and finally resolved by arbitration under the rules of the London Court of International Arbitration which are applicable at the time of reference to the arbitration and are deemed to be incorporated by reference into this Clause
25.6. Such arbitration shall take place in London, England and shall be conducted by three arbitrators, one of whom shall be nominated by the Company, one by the relevant Security Trustee and the third to be agreed between the two arbitrators so nominated and in default the arbitrator shall be nominated by the President of the London Court of International Arbitration. The language in which such arbitration shall be conducted shall be English. Any award rendered shall be final and binding on the parties thereto and may be entered into any court having jurisdiction or application may be made to such court for an order of enforcement as the case may require. No party may appeal to any court from any award or decision of the arbitral tribunal and, in particular, but without limitation, no applications may be made under section 45 of the Arbitration Act 1996 and no appeal may be made under section 69 of the said Act.

26.  COUNTERPARTS

     This Deed may be executed in any number of counterparts and by the different parties on separate counterparts which when taken together shall constitute one instrument.




IN WITNESS WHEREOF this Deed has been executed as a deed by the parties hereto and is delivered on the date at the beginning of this Deed.

                                   EXECUTED as a deed and delivered by
                                   CENTRAL ASIAN PETROLEUM (GUERNSEY)
                                   LIMITED acting

                                   by   /S/ JAMES A. JEFFS
                                       -----------------------------
                                        Name:  James A. Jeffs
                                        Title: Director

                                   In the presence of:

                                        /S/ MARK S. CROFT
                                        -----------------------------
                                        Witness
                                        Name:  Mark S. Croft

                                   The COMMON SEAL of
                                   THE LAW DEBENTURE TRUST CORPORATION
                                   p.l.c.
                                   was hereunto affixed in the presence of:

                                        /S/ JULIAN MASON-JEBB
                                        -----------------------------
                                        Name:  Julian Mason-Jebb
                                        Title:    Director

                                        /S/ CLIVE RAKESTROW
                                        -----------------------------
                                        Name:  Clive Rakestrow
                                        Title:    Authorised Signatory




                                SCHEDULE 1

                FORM OF NOTICE OF ASSIGNMENT OVER ACCOUNTS

To:       [The Account Bank]

From:     Central Asian Petroleum (Guernsey) Limited

Copy to:  The Law Debenture Trust Corporation p.l.c. as Security Trustee



Re: [ACCOUNTS] (the "Assigned Accounts")

     We refer to [INSERT DETAILS OF ASSIGNED ACCOUNTS]. We enclose a copy of an Accounts Assignment (the "Assignment") dated 7 February 2000 between us and the Security Trustee. Terms defined in the Assignment have the same respective meaning in this Notice.

     We hereby give you notice of the Assignment and, for the purposes of the Assignment, we irrevocably and unconditionally instruct you
(notwithstanding any previous instructions which we may have given you to the contrary):

     (i) until you receive notice from the Security Trustee that the security created by the Assignment has been released:-

          (A) not to accept from us any instruction or direction with respect to the disposition or dealing with the Assigned Accounts or the Assigned Moneys unless you receive an instruction from the Facility Agent;

          (B) to send to the Facility Agent, and to the Security Trustee upon request, copies of every statement or correspondence regarding the Assigned Accounts which you receive in respect of the Assigned Accounts immediately upon receipt or issue thereof;

          (C) to disclose to the Security Agent and the Facility Agent, without reference to or any further authority from us and without any enquiry by you as to the justification for such disclosure, such information relating to the Assigned Accounts and the Assigned Moneys as the Security Trustee and the Facility Agent may, at any time and from time to time request you to disclose to them;

          (D) to comply with the terms of any written notice, statement or instructions in any way relating to or purporting to relate to the Assignment and/or the Assigned Accounts and/or the Assigned Moneys which you may receive at any time and from time to time from the Facility Agent without any reference to or further authority from us and without any enquiry by you as to the justification for such notice, statement or instructions or the validity thereof; and

     (ii) at any time after you have received notice from the Security Trustee that the security constituted by the Assignment has become enforceable:

          (A) to pay any Assigned Moneys to the Security Trustee or its order at such place as the Security Trustee may from time to time direct; and

          (B) to hold to the order of the Security Trustee, certificates of deposit, deposit receipts or other instruments or securities relating to the Assigned Moneys and to forward the same to the Security Trustee or as it may direct.

     The instructions and authorisations which are contained in this letter shall remain in full force and effect until the Security Trustee gives you notice in writing revoking them. This letter shall be governed by and construed in accordance with English law.

     Would you please acknowledge receipt of this letter and your acceptance of the instructions and authorisations contained in this letter by sending a letter addressed to the Security Trustee and copied to us in the form which is set out in Schedule 2 to the Assignment.

                             Yours faithfully,



                Central Asian Petroleum (Guernsey) Limited



                                SCHEDULE 2

                          FORM OF ACKNOWLEDGEMENT

To:       The Law Debenture Trust Corporation p.l.c.

Copy to:  Central Asian Petroleum (Guernsey) Limited

                                                                     [Date]

Dear Sirs,

     We acknowledge receipt of the letter dated [        ] and addressed to
us by Central Asian Petroleum (Guernsey) Limited (the "Company") (a copy of which is attached) and accept the instructions and authorisations contained in the letter and undertake to act in accordance and comply with the terms thereof.

     We represent and undertake that we:

(a)  consent to the Assignment referred to in the letter;

(b) have received no notice of, and have not ourselves received, any prior charge, assignment or encumbrance of the Assigned Assets;

(c) will transfer, pay or deliver any Assigned Moneys or deal with or permit any dealing with the Assigned Accounts only pursuant to the Accounts Agreement;

(d) will not in any way prejudice your rights, titles and interests to or under the Assigned Assets;

(e) will neither claim to set-off to your prejudice any Assigned Moneys against any claim we may have against the Company howsoever arising nor exercise or attempt to exercise any right of set off or consolidation or combination of accounts or similar right in respect of or in relation to the Assigned Accounts;

(f) will procure that payments are made to you or as you may direct in accordance with the authority and instruction contained in the attached letter, upon notice from you that the Assignment has become enforceable; and

(g) will send to the Facility Agent, at the address specified in the letter, copies of every statement or correspondence regarding the Assigned Accounts which we receive from or send to the Company immediately upon the receipt or issue thereof.

     We have made the representations and given the undertakings set out in this letter in the knowledge that they are required by you in connection with the security which has been granted by the Company in your favour pursuant to an Accounts Assignment dated 7 February 2000 between you and the Company (the "Assignment"). The expressions defined in the Assignment have the same respective meanings in this letter. This letter shall be governed by and construed in accordance with English law.

                             Yours faithfully,

                          [Name of Accounts Bank]



                                 SCHEDULE 3

                        FORM OF NOTICE OF ASSIGNMENT

To:       []

From:     Central Asian Petroleum (Guernsey) Limited (the "Company")

Copy to:  The Law Debenture Trust Corporation p.l.c. (the "Security
          Trustee").



Re: [INSERT DETAILS OF AUTHORISED INVESTMENTS] (the "Relevant Investment")

     We refer to the Accounts Assignment (the "Assignment") dated
2000 between us and the Security Trustee. Terms defined in the Assignment have the same respective meaning in this Notice.

     We refer to the Relevant Investment to be made from funds standing to the credit of the following Assigned Account[s]:

 [INSERT ACCOUNT DETAILS] (the "Relevant Account[s]").

[      ]



     We give you notice that, by the Assignment the Company has assigned by way of security with full title guarantee in favour of the Security Trustee, all of the right, title and interest of the Company in and to, INTER ALIA, all investments (including the Relevant Investment), interest, income, investment proceeds and other Rights from time to time accruing to or arising in connection with amounts standing to the credit of the Assigned Accounts.

     The Company hereby irrevocably and unconditionally instructs and authorises you:-

(a) to disclose to the Security Trustee or the Facility Agent, the contact details of which are detailed in the Appendix to this notice, together with a copy to the Company but without any reference to or further authority from the Company and without any inquiry by you as to the justification for such disclosure, such information relating to the Relevant Investment as the Security Trustee or the Facility Agent (as the case may be) may, at any time and from time to time, request you to disclose to it;

(b) unless and until the Security Trustee gives you notice to the contrary, the proceeds of any Relevant Investment (including any interest or income accruing to or arising in connection therewith) shall be deposited into the Relevant Account;

(b) to release all or any part of the Relevant Investment (including any interest or income accruing to or arising in connection therewith) in accordance with any written instructions received from the Security Trustee at any time or times notwithstanding any instruction to the contrary from us;

(c) to hold all certificates or other evidence of ownership or documents of title of the Relevant Investment subject to the security created by the Assignment;

(d) to comply with the terms of any written notice that you receive from the Security Trustee at any time in any way relating to or purporting to relate to the Assignment or the Relevant Investment, with a notice to the Company but without any reference to or further authority from the Company and without any inquiry by you as to the justification for or validity of such notice or instructions.

     The Security Trustee has agreed that the Company may instruct you to acquire, hold and realise the Relevant Investment without any reference to or further authority from the Security Trustee except to the extent that the Security Trustee gives you notice to the contrary. Upon and after the giving of any such notice, the Company shall cease to be entitled to give such instructions or make any such withdrawal to the extent specified in the notice until the revocation of that notice.

     The Company confirms that:-

     (a) in the event of any conflict between communications received from the Company and from the Security Trustee, the communication from the Security Trustee shall prevail; and

     (b) none of the instructions, authorisations and confirmations in this notice can be revoked or varied in any way except with the Security Trustee's specific written consent.

     The instructions and authorisations which are contained in this letter shall remain in full force and effect until the Security Trustee gives you notice in writing revoking them. This letter shall be governed by and construed in accordance with English law.

     Would you please acknowledge receipt of this letter and your acceptance of the instructions and authorisations contained in this letter by sending a letter addressed to the Security Trustee and copied to us in the form which is set out in Schedule 4 to the Assignment.

                             Yours faithfully,



                Central Asian Petroleum (Guernsey) Limited






APPENDIX

CONTACT DETAILS

     THE FACILITY AGENT
     Shell Capital Limited, Shell Centre, London SE1 7NA

     Attention:     The Financial Controller
     Facsimile:     44 207 934 7058

     THE SECURITY TRUSTEE

     The Law Debenture Trust Corporation p.l.c.
     Princes House, 95 Gresham Street
     London EC2V 7LY

     Attention:     The Manager, Trust Management
     Facsimile:     44 (0)20 7696 5261/7606 0643




                                SCHEDULE 4

                          FORM OF ACKNOWLEDGEMENT

From:     []

To:       The Law Debenture Trust Corporation p.l.c.

Copy to:  Central Asian Petroleum (Guernsey) Limited

                                                                     [Date]

Dear Sirs,

     We acknowledge receipt of the letter dated [        ] and addressed to
us by Central Asian Petroleum (Guernsey) Limited (the "Company") and accept the instructions and authorisations contained in the letter and undertake to act in accordance and comply with the terms thereof. The expressions defined in the letter have the same respective meanings in this acknowledgement.

     We represent and undertake that:

(a)  we consent to the Assignment referred to in the letter;

(b) we have received no notice of, and have not ourselves received, any prior charge, assignment or encumbrance of the Relevant Investment;

(c) unless and until you give us notice to the contrary, the proceeds of any Relevant Investment (including any interest or income accruing to or arising in connection therewith) shall be deposited into the Relevant Account;

(d) we will release all or any part of the Relevant Investment (including any interest or income accruing to or arising in connection therewith) in accordance with any written instructions received from you at any time or times notwithstanding any instruction to the contrary from the Company;

(e) we shall comply with the terms of any notice received by us from you terminating the right of the Company to instruct us to acquire, hold and realise the Relevant Investment to the extent specified in that notice;

(f) we will not in any way prejudice your rights, titles and interests to or under the Relevant Investment;

(g)  will neither claim to set-off to your prejudice the Relevant
     Investment against any claim we may have against the Company howsoever arising nor exercise or attempt to exercise any right of set off or consolidation or combination of accounts or similar right in respect of or in relation to the Relevant Investment; and

(h) will send to you or the Facility Agent (as the case may be), at the address specified in the letter, such information relating to the Relevant Investment as you or the Facility Agent (as the case may be) may, at any time and from time to time, request.

     We have made the representations and given the undertakings set out in this acknowledgement in the knowledge that they are required by you in connection with the security which has been granted by the Company in your
favour pursuant to the Accounts Assignment dated [    ] between you and the
Company (the "Assignment"). This acknowledgement shall be governed by and construed in accordance with English law.

                             Yours faithfully,




                             TABLE OF CONTENTS

                                                                       PAGE

1.   INTERPRETATION. . . . . . . . . . . . . . . . . . . . . . . . .      1
      1.1   Definitions. . . . . . . . . . . . . . . . . . . . . . .      1
      1.2   Rules of Interpretation. . . . . . . . . . . . . . . . .      2

2.   COVENANT TO DISCHARGE OBLIGATIONS . . . . . . . . . . . . . . .      3
      2.1   Covenant to Pay. . . . . . . . . . . . . . . . . . . . .      3
      2.2   Validity of Demands. . . . . . . . . . . . . . . . . . .      3

3.   SECURITY. . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
      3.1   Assignment . . . . . . . . . . . . . . . . . . . . . . .      3
      3.2   No Obligations . . . . . . . . . . . . . . . . . . . . .      3

4.   RESTRICTIONS ON DEALING WITH ASSIGNED ASSETS. . . . . . . . . .      4
      4.1   No Dealing . . . . . . . . . . . . . . . . . . . . . . .      4
      4.2   Negative Pledge. . . . . . . . . . . . . . . . . . . . .      4
      4.3   Acknowledgement. . . . . . . . . . . . . . . . . . . . .      4

5.   INSTRUCTIONS TO ACCOUNTS BANK . . . . . . . . . . . . . . . . .      4

6.   GENERAL COVENANTS . . . . . . . . . . . . . . . . . . . . . . .      4

7.   REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . .      6
      7.2   Repetition . . . . . . . . . . . . . . . . . . . . . . .      7
      7.3   Security Trustee's Reliance. . . . . . . . . . . . . . .      7

8.   FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . . . . . .      8
      8.1   General. . . . . . . . . . . . . . . . . . . . . . . . .      8

9.   ENFORCEMENT . . . . . . . . . . . . . . . . . . . . . . . . . .      8
      9.1   Security to Become Enforceable . . . . . . . . . . . . .      8
      9.2   Appropriation of Assigned Moneys . . . . . . . . . . . .      8
      9.3   Fixed Period . . . . . . . . . . . . . . . . . . . . . .      9
      9.4   Section 101 of the Act . . . . . . . . . . . . . . . . .      9
      9.5   Sections 93 and 103 of the Act . . . . . . . . . . . . .      9

10.  APPOINTMENT OF RECEIVERS. . . . . . . . . . . . . . . . . . . .      9
      10.1  Appointment. . . . . . . . . . . . . . . . . . . . . . .      9
      10.2  Scope of Appointment . . . . . . . . . . . . . . . . . .      9

11.  RECEIVERS . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
      11.1  Powers . . . . . . . . . . . . . . . . . . . . . . . . .      9
      11.2  Conflict . . . . . . . . . . . . . . . . . . . . . . . .     10
      11.3  Agent of Company . . . . . . . . . . . . . . . . . . . .     10
      11.4  Remuneration . . . . . . . . . . . . . . . . . . . . . .     10

12.  RIGHTS OF THE SECURITY TRUSTEE, RECEIVER AND DELEGATES. . . . .     10
      12.1  Rights of Receiver . . . . . . . . . . . . . . . . . . .     10
      12.2  Suspense Account . . . . . . . . . . . . . . . . . . . .     10
      12.3  Redemption of Prior Security . . . . . . . . . . . . . .     11
      12.4  New Assigned Account . . . . . . . . . . . . . . . . . .     11
      12.5  Delegation . . . . . . . . . . . . . . . . . . . . . . .     11
      12.6  Right of Set-off . . . . . . . . . . . . . . . . . . . .     11
      12.7  Security Trustee's Liability . . . . . . . . . . . . . .     11
      12.8  Receiver's Liability . . . . . . . . . . . . . . . . . .     12
      12.9  Indemnity. . . . . . . . . . . . . . . . . . . . . . . .     12

13.  CONTINUING SECURITY AND OTHER MATTERS . . . . . . . . . . . . .     12
      13.1  Continuing and Independent Security. . . . . . . . . . .     12
      13.2  Primary Obligations. . . . . . . . . . . . . . . . . . .     12

14.  OTHER SECURITY. . . . . . . . . . . . . . . . . . . . . . . . .     12

15.  ASSIGNMENT NOT TO BE AFFECTED . . . . . . . . . . . . . . . . .     12

16.  RELEASE OF ASSIGNED ASSETS. . . . . . . . . . . . . . . . . . .     13
      16.1  Release of Assigned Assets . . . . . . . . . . . . . . .     13
      16.2  Retention of Deed. . . . . . . . . . . . . . . . . . . .     13

17.  POWER OF ATTORNEY . . . . . . . . . . . . . . . . . . . . . . .     14
      17.1  Appointment. . . . . . . . . . . . . . . . . . . . . . .     14
      17.2  Ratification . . . . . . . . . . . . . . . . . . . . . .     14

18.  DEFAULT INTEREST. . . . . . . . . . . . . . . . . . . . . . . .     14

19.  CURRENCY INDEMNITY. . . . . . . . . . . . . . . . . . . . . . .     15

20.  CERTIFICATE TO BE CONCLUSIVE EVIDENCE . . . . . . . . . . . . .     15

21.  COSTS AND EXPENSES. . . . . . . . . . . . . . . . . . . . . . .     15
      21.1  Transaction Costs. . . . . . . . . . . . . . . . . . . .     15
      21.2  Preservation and Enforcement Costs . . . . . . . . . . .     15
      21.3  Stamp Taxes. . . . . . . . . . . . . . . . . . . . . . .     15
      21.4  Security Trustee's Additional Costs. . . . . . . . . . .     16
      21.5  Tax. . . . . . . . . . . . . . . . . . . . . . . . . . .     16

22.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16
      22.1  Giving of Notices. . . . . . . . . . . . . . . . . . . .     16
      22.2  Addresses for Notices. . . . . . . . . . . . . . . . . .     17
      22.3  English Language . . . . . . . . . . . . . . . . . . . .     17

23.  RIGHTS AND WAIVERS, PARTIAL INVALIDITY  . . . . . . . . . . . .     17
      23.1  Remedies and Waivers . . . . . . . . . . . . . . . . . .     17
      23.2  Partial Invalidity . . . . . . . . . . . . . . . . . . .     17

24.  ASSIGNMENT OF RIGHTS. . . . . . . . . . . . . . . . . . . . . .     18

25.  LAW AND JURISDICTION. . . . . . . . . . . . . . . . . . . . . .     18
      25.1  English Law. . . . . . . . . . . . . . . . . . . . . . .     18
      25.2  Jurisdiction . . . . . . . . . . . . . . . . . . . . . .     18
      25.3  Process Agent. . . . . . . . . . . . . . . . . . . . . .     18
      25.4  Waiver of Immunity . . . . . . . . . . . . . . . . . . .     19
      25.5  Consent to Enforcement . . . . . . . . . . . . . . . . .     19
      25.6  Arbitration. . . . . . . . . . . . . . . . . . . . . . .     19

26.  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . .     19

SCHEDULE 1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     21
SCHEDULE 2 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     23
SCHEDULE 3 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24
SCHEDULE 4 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     27